Exhibit 99.1

WASTE INDUSTRIES USA, INC. Reports Third Quarter 2004 Results

Raleigh, NC, Tuesday, October 19, 2004 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported unaudited financial results for the third quarter ended September 30, 2004.

For the quarter ended September 30, 2004, revenue increased 6.2% to $75.2 million, compared to $70.8 million for the quarter ended September 30, 2003. Operating income for the third quarter 2004 increased 6.2% to $7.6 million, compared to operating income of $7.1 million in the third quarter of 2003. Net income for the third quarter 2004 was $3.4 million, or $0.25 per diluted share, a 10.7% increase over net income of $3.1 million or $0.23 per share for the third quarter 2003.

For the nine months ended September 30, 2004, revenue increased 9.7% to $218.9 million compared to $199.5 million, for the same period in 2003. Operating income increased 11.0% to $21.6 million, compared to $19.5 million for the nine months ended September 30, 2003. Net income for the nine months ended September 30, 2004 was $9.3 million, or $0.68 per diluted share, a 16.3% increase over net income of $8.0 million, or $0.59 per diluted share before a cumulative effect of a change in accounting principle as a result of the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, (SFAS 143) in the first quarter of 2003.

Commenting on the Company’s performance, Jim W. Perry, President and CEO of Waste Industries USA, said, “While we were pleased with the overall results for the third quarter, our operating margins remained under pressure due to continued increases in fuel prices and to an unusually wet quarter which resulted in higher disposal costs.”

The Company will host a conference call to discuss its third quarter results on Wednesday, October 20, 2004 at 2:00 PM (Eastern Time). The call number is (888) 515-2781 and the confirmation number is 862019. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through November 3, 2004 at (888) 203-1112 with a confirmation number of 862019.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Georgia and Florida.

The tables attached to this press release contain references to operating income before depreciation and amortization and free cash flow, which are considered non-GAAP financial measures. Tables reconciling operating income before depreciation and amortization and free cash flow to the appropriate GAAP measures for each period presented are included in the attached supplemental data. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of fixed assets. Operating income before depreciation and amortization and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. Our definitions of operating income before depreciation and amortization and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company has included information concerning operating income before depreciation and free cash flow because it believes that operating income before depreciation and amortization and free cash flow provide additional information for determining its ability to meet debt service requirements and that they are two indicators upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets the trends that operating income before depreciation and amortization and free cash flow depict as measures of its liquidity.

This press release may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as weather conditions, managing growth, economic trends and risks in the development and operation of landfills that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2004	2003	2004
Revenues:
Service	$70,574	$74,975	$198,559	$218,205
Equipment	227	246	960	646

Total revenues	70,801	75,221	199,519	218,851

Operating cost and expenses:
Operations	46,650	51,358	129,071	147,078
Equipment sales	109	138	574	377
Selling, general and administrative	9,476	9,174	27,544	27,841
Depreciation and amortization	7,891	7,047	23,099	22,030
Loss (gain) on sale of property and equipment	145	(122)	321	(372)
(Gain) loss on sale of collection and hauling operations	(620)	59	(620)	59
Impairment of fixed assets	23	1	23	189

Total operating costs and expenses	63,674	67,655	180,012	197,202

Operating income	7,127	7,566	19,507	21,649

Interest expense	2,361	2,367	7,168	7,313
Interest income	(54)	(32)	(175)	(82)
Other income	(21)	(95)	(57)	(176)

Total other expense (income) net	2,286	2,240	6,936	7,055

Income before income taxes and cumulative effect of a change in accounting principle	4,841	5,326	12,571	14,594
Income tax expense	1,767	1,924	4,589	5,307

Income before cumulative effect of a change in accounting principle	3,074	3,402	7,982	9,287
Cumulative effect of a change in accounting principle net of tax benefit of $614	—	—	(1,067)	—

Net income	$3,074	$3,402	$6,915	$9,287

Earnings per share:
Basic:
Before cumulative effect of a change in accounting principle	$0.23	$0.25	$0.59	$0.69
Cumulative effect of a change in accounting principle, net of tax	—	—	(0.08)	—

Net income	$0.23	$0.25	$0.51	$0.69

Diluted:
Before cumulative effect of a change in accounting principle	$0.23	$0.25	$0.59	$0.68
Cumulative effect of a change in accounting principle, net of tax	—	—	(0.08)	—

Net income	$0.23	$0.25	$0.51	$0.68

Weighted-average number of shares outstanding:
Basic	13,442	13,509	13,429	13,502
Diluted	13,540	13,678	13,485	13,673

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	December 31, 2003	September 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$4,127	$3,832
Accounts receivable - trade, less allowance for uncollectible accounts (2003 - $2,608; 2004 - $2,684)	31,235	34,564
Accounts receivable - other	1,182	618
Inventories	1,427	1,686
Prepaid expenses and other current assets	2,438	2,930
Deferred income taxes	1,350	955

Total current assets	41,759	44,585

Property and equipment, net	191,308	189,141
Intangible assets, net	90,122	89,651
Restricted cash - bonds	822	593
Deferred financing costs	2,834	2,315
Derivative assets	—	360
Other noncurrent assets	3,683	5,022

Total assets	$330,528	$331,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$10,723	$10,733
Current maturities of capital lease obligations	160	—
Accounts payable - trade	13,299	11,629
Income taxes payable	841	2,149
Accrued expenses and other liabilities	10,643	11,915
Acquisition liabilities	1,949	216
Closure/post-closure liabilities	816	3,177
Derivative liabilities	1,212	133
Deferred revenue	2,421	5,739

Total current liabilities	42,064	45,691

Long-term debt, net of current maturities	157,657	148,930
Deferred income taxes	18,240	18,374
Closure/post-closure liabilities	5,348	2,198
Derivative liabilities	260	254
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, no par value, shares authorized - 80,000,000 shares issued and outstanding: 2003 - 13,492,402; 2004 - 13,510,835	39,139	39,271
Paid-in capital	7,342	7,392
Retained earnings	61,369	69,576
Accumulated other comprehensive (loss) gain	(891)	(19)

Total shareholders’ equity	106,959	116,220

Total liabilities and shareholders’ equity	$330,528	$331,667

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003	2004
Operating Activities:
Net income	$6,915	$9,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,099	22,029
Impairment of fixed assets	23	190
Loss (gain) on sale of property and equipment	321	(372)
Cumulative effect of accounting change and accounting principle	1,067	—
(Gain) loss on sale of collection and hauling operations	(620)	59
Stock compensation expense	18	21
Benefit for deferred income taxes	(864)	—
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	(1,913)	(1,037)

Net cash provided by operating activities	28,046	30,177

Investing Activities:
Acquisitions of related business, net of cash acquired	(38,410)	(888)
Acquisition liabilities	1,784	(843)
Proceeds from sale of property and equipment	2,088	1,550
Purchases of property and equipment	(23,156)	(20,440)
Proceeds from sale of collection and hauling operations	15,693	—

Net cash used in investing activities	(42,001)	(20,621)

Financing Activities:
Proceeds from issuance of long term debt	34,750	15,000
Principal payments of long-term debt	(22,005)	(23,718)
Principal payments of capital lease obligations	(349)	(160)
Financing costs	—	(3)
Dividends paid	—	(1,080)
Net proceeds from exercise of stock options	34	110

Net cash provided by (used in) financing activities	12,430	(9,851)

Decrease in cash and cash equivalents	(1,525)	(295)
Cash and cash equivalents, beginning of period	1,734	4,127

Cash and cash equivalents, end of period	$209	$3,832

Supplemental disclosures of cash flow information:
Cash paid for interest	$7,021	$6,761

Cash paid for income taxes	$962	$3,984

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)
	3 Q 03	3 Q 04
REVENUE MARGINS
Cost of operations	66.0%	68.5%
S G & A	13.4%	12.2%
Depreciation and amortization	11.1%	9.4%
Interest expense, (net)	3.3%	3.1%
Income before income tax	6.8%	7.1%
Income tax expense	2.5%	2.6%
Net income before cumulative effect	4.3%	4.5%

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
Operating income	$7,127	$7,566
Depreciation	5,955	5,930
Amortization	1,936	1,117

Operating income before depreciation and amortization	$15,018	$14,613

	YTD 03	YTD 04
CAPITAL EXPENDITURES DETAIL
Collection & transportation	$12,743	$18,577
Landfill development	10,413	1,863

Total capital expenditures	$23,156	$20,440

FREE CASH FLOW RECONCILIATION
Net cash provided by operating activities	$28,046	$30,177
Less: Capital expenditures	(23,156)	(20,440)
Plus: Proceeds from disposal of assets	2,088	1,550

Free cash flow	$6,978	$11,287

	12/31/03	9/30/04

TOTAL DEBT & CAPITAL LEASES	$168,540	$159,663

DEBT TO TOTAL CAPITAL	61.2%	57.9%

TOTAL LIABILITIES TO EQUITY	2.1	1.9

DAYS SALES OUTSTANDING	38	39

		3 Q 04
SERVICE REVENUE MIX
Collection		79.3%
Disposal and transfer		15.9%
Recycling and other		4.8%

		100.0%

		3 Q 04
SERVICE REVENUE GROWTH
Price		0.3%
Volume		3.6%
Energy surcharge		-0.1%

Total internal growth		3.8%
Recycling commodities		0.5%
Acquisitions		1.9%

Total service revenue growth		6.2%